AGREEMENT



         This agreement is made as of January 5, 1998 between Amy Berger, an individual residing at 4 Maeck Farm Road, Shelburne, Vermont 05482 ("Berger") and Vermont Pure Holdings, Ltd., a corporation with its principal place of business on Route 66, Randolph, VT 05060, (the "Company").


                                   Background

         A. The Company has established a division that will market spring water, vending machines and coffee/tea products to the home/office supply market in the New England area.

         B. Berger is a principal of Vermont Coffee Time, Inc.("VCT") which is a party to an Asset Purchase Agreement with the Company whereby the Company is purchasing all of the assets of CTV; and, she has had considerable experience in the business of marketing spring water, vending machines and coffee/tea products to the home/office supply market similar to those to be conducted by the Company.

         C. Company and Berger wish to enter this Agreement to facilitate and augment the Asset Purchase Agreement.

                                      Terms

        NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties agree as follows:

         1. Term. Subject to Section 7 of this agreement, the term of this Agreement shall be from January 2, 1998 through January 2, 2001.

         2. Consulting Agreement. Company shall retain Berger and Berger accepts appointment as consultant of the Company upon the terms and conditions described herein. During the Consulting Term (as defined in Section I above), Berger shall devote the business time, attention and skills to the business and affairs of Company as mutually agreed to by the parties signing hereto.

                           2.1      Duties.  Berger shall at all times render
her services at the direction of the Chief Executive Officer and President. Berger agrees that during the Consulting Term she will be reasonably available to the Company in person or by telephone in order to provide general business advice, sales and marketing, customer relations and consulting services on all aspects of the coffee business. Berger agrees to use her best efforts to promote and further the reputation and good name of Company and perform her services well and faithfully.




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         3.  Restrictive  Covenant.  In order to protect the Company in its full beneficial use and enjoyment of the goodwill, assets, business relationships, marketing techniques and other know-how acquired as a result of a Asset Purchase Agreement between the Company, Amy Berger and VCT, for a period of three (3) years after the execution of this Agreement (the "NonCompete Term"), Berger will
not,   within  the  States  of  New  York,   Vermont,   New  Hampshire,   Maine,
Massachusetts, Rhode Island, and Connecticut, directly or indirectly compete with the Company in the home/office distribution of.- distilled water, spring or carbonated water, coffee/tea products and will not either (I) solicit any persons or entities known to be customers of the Buyer to purchase any of the aforementioned products; or (ii) solicit or induce any employee of the Buyer to leave such employment to take a position with Berger or with any company for which she then works. During the aforesaid period, Berger shall not make any statements or commit any acts (including contacting any of the Buyer's customers) that would in any way be tortiously injurious or detrimental to the Company's image, business or customer relations. The provisions of this Section 5 shall survive the termination, for any reason, of this Agreement and shall continue for the three (3) year period contemplated by this Section 3.

         4. Confidentiality . Berger agrees that she will not at any time, either during the term of this Agreement or thereafter, divulge to any person, firm or corporation any information obtained or learned by his during the course of his employment with Company, with regard to the operational, financial, business or other affairs of Company and its affiliates, and their respective officers and directors, including, without limitation, trade secrets, customer lists, sources of supply, pricing policies, operational methods or technical processes, except (i) in the course of performing her duties hereunder, (ii) with Company's express written consent; (iii) to the extent that any such information is in the public domain other than as a result of Berger's breach of any of his obligations hereunder; or (iv) where required to be disclosed by court order, subpoena or other government process. In the event that Berger shall be required to make disclosure pursuant to the provisions of clause (iv) of the preceding sentence, Berger shall promptly, but in no event more than 48 hours after learning of such subpoena, court order, or other government process, notify Company, by personal delivery or by cablegram, confirmed by mail, and at Company's expense, Berger shall: (a) take all reasonably necessary steps requested by Company, at Company expense, to defend against the enforcement of such subpoena, court order or other government process, and (b) permit Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

                  4.1 All confidential information described in Section 4 shall be the exclusive property of the Company, and Berger shall use her best efforts to prevent any publication or disclosure thereof.

                  4.2 The provisions of this Section 4 shall survive the termination, for any reason, of this Agreement and shall continue for the period contemplated by this Section 4.


                  5. Remedies. Berger acknowledges that her promises with respect to the agreement

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not to compete and to maintain the  confidentiality of information in accordance with this agreement are promises of a special, unique, unusual, extraordinary and intellectual character, which give them peculiar value the loss of which cannot be reasonably or adequately compensated in an action of law, and that, in the event there is a breach of his promises with respect to her agreement not to compete and to maintain confidentiality of information by Berger, the Company will suffer irreparable harm, the amount of which will be impossible to ascertain. Accordingly, the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for any breach or to enforce specific performance of the provisions or to enjoin Berger from committing any such act in breach of this Agreement. The remedies granted to the Company in this Agreement are cumulative and are in addition to remedies otherwise available to the Company at law or in equity. If the Company is obliged to resort to the courts for the enforcement of a covenant of Berger contained in
Section 3 or 4, such covenant shall be extended for a period of time equal to the period of such breach which extension shall commence on the later of (I) the date on which the original (unextended) term of such covenant is scheduled to terminate or (ii) the date of the final court order (without further right of appeal) enforcing such covenant.

         6. Compensation. As compensation and consideration for Berger's agreement and consent to the terms of this Agreement and her assumption of the responsibilities under this Agreement and further consideration for the Asset Purchase Agreement entered into by and between the Company and CTV, the Company agrees to pay Berger and Berger agrees to accept the following compensation:

                  6.1 The Company will pay Berger on a monthly basis on the first of every month, compensation at an annual rate of $20,000 for the term of this Agreement.

            7. Termination. Notwithstanding anything to the contrary contained in this Agreement, Berger's employment or consulting may be terminated prior to the end of the Employment and Term only as follows:

                  7.1 Termination Upon Death of Berger. Berger's status as consultant shall terminate upon the death of Berger; provided, however, that Company shall pay to Berger's estate or designated beneficiary, any amounts due hereunder accrued but unpaid at Berger's date of death.

                  7.2 Termination Upon Disability of Berger. Berger's employment shall terminate if, in good faith, and with the advice of a qualified and independent physician, the Board of Directors of Company determines that Berger has become, by reason of accident, illness, mental or physical disability, so disabled as to be incapable of satisfactorily performing his duties hereunder for a period of one hundred twenty (120) consecutive days; provided, however that Berger shall continue to receive any amounts due hereunder accrued but unpaid at Berger's date of termination due to disability, less any amount Berger receives for such period from any

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Company-sponsored   or   Company-paid   for  source  of  insurance,   disability
compensation or government program.

                  7.3 Termination Upon Mutual Consent. Berger's employment may be terminated by the mutual consent of Company and Berger on such terms as they may agree.


                  7.4 Termination For Cause. Berger's employment shall terminate immediately on notice to Berger upon a good faith finding of the Board of Directors of Company that Berger has (I) wilfully or repeatedly failed to perform her duties in accordance with the provisions of this Agreement notwithstanding 30 day prior written notice to Berger and failure of Berger to cure any deficiency, (ii) committed a breach of any provision of Section 3 or 4 hereof, (iii) misappropriated assets or perpetrated fraud against Company, (iv) been convicted of a crime which constitutes a felony, or (v) been engaged in the illegal use of habit forming substances. In the event of termination for cause, Company shall pay Berger only her compensation through the date of termination and will have no further liability hereunder.

                  7.5 Termination by Company Without Cause. The Company may terminate this agreement at any time without cause, upon written notice to Berger. In the event of termination pursuant to this paragraph, the Company shall continue to pay Berger the amounts due under Section 6.1 of this Agreement which shall survive termination of this Agreement.

         8. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Vermont, without giving effect to principles of conflict of law.


         9. Waiver of Breach. The waiver by the Company or Berger of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any other or subsequent breach of such or any other provision.

         10. Notices. Any notice required or permitted to be given under this agreement shall be in writing and shall be delivered by hand or sent by certified mail addressed to Berger at her address set forth in the first paragraph of this Agreement, with a copy to Ritchie E. Berger, Esq., Dinse, Knapp & McAndrew, P.C. 209 Battery Street, P.O. Box 988, Burlington, VT 05402-0988 (or such subsequent address as is noted on Company's records), and to the Company at Route 66, Randolph, VT 05060, with a copy to Kevin F. Berry, Esq., Ledgewood Law Firm, 1521 Locust Street, Philadelphia, Pennsylvania 19102, or to such other address as either of such parties may designate in a written notice served upon the other party in the manner provided herein. Any such notice shall become effective upon receipt.

         11. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement or the application of any such term or provision to persons or circumstances other than those as to which it is held invalid or
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


unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, scope, activity or subject, it shall be construed by limiting and reducing it, so as to be valid and enforceable to the extent compatible with the applicable law or the determination by a court of competent jurisdiction.

         12. Binding Effect and Assignability. The rights and obligations of both parties under this Agreement shall inure to the benefit of and shall be binding upon their heirs, successors and assigns, but it shall not be assigned without the written consent of both parties.

         13. Entire Agreement. This instrument constitutes the entire agreement with respect to the subject matter hereof between the parties hereto and replaces and supersedes as of the date hereof any and all prior oral or written agreements and understandings between the parties hereto. This Agreement may only be modified by an agreement in writing executed by both Berger and the Company.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement the date and year written above.



Vermont Pure Holdings, Ltd.



By:\S\Timothy G. Fallon                                       By: \S\Amy Berger
         Timothy G. Fallon                                           Amy Berger
         President & CEO                                             1/5/98








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